Exhibit 10.1

VAREX IMAGING CORPORATION

2020 OMNIBUS STOCK PLAN, AS AMENDED AND RESTATED

Page

SECTION 1 BACKGROUND AND PURPOSE		1

1.1	Restatement Date	1
1.2	Purpose of the Plan	1

SECTION 2 DEFINITIONS		1

2.1	“1934 Act”	1
2.2	“Adoption Date”	1
2.3	“Affiliate”	1
2.4	“Award”	1
2.5	“Award Agreement”	1
2.6	“Board”	1
2.7	“Code”	1
2.8	“Committee”	1
2.9	“Company”	1
2.10	“Consultant”	2
2.11	“Director”	2
2.12	“Disability”	2
2.13	“EBIT”	2
2.14	“EBITDA”	2
2.15	“Earnings Per Share”	2
2.16	“Employee”	2
2.17	“Exercise Price”	2
2.18	“Fair Market Value”	2
2.19	“Fiscal Year”	2
2.20	“Grant Date”	2
2.21	“Incentive Stock Option”	2
2.22	“Net Income”	2
2.23	“Net Orders”	2
2.24	“Non-employee Director”	3
2.25	“Non-qualified Stock Option”	3
2.26	“Operating Cash Flow”	3
2.27	“Option”	3
2.28	“Participant”	3
2.29	“Performance Goals”	3
2.30	“Performance Period”	3
2.31	“Performance Share”	3
2.32	“Performance Unit”	3
2.33	“Period of Restriction”	3
2.34	“Plan”	4
2.35	“Prior Plan”	4
2.36	“Restatement Date”	4
2.37	“Restricted Stock”	4
2.38	“Restricted Stock Units”	4
2.39	“Retirement”	4
2.40	“Return on Assets”	4
2.41	“Return on Equity”	4
2.42	“Return on Sales”	4
2.43	“Revenue”	4
2.44	“Rule 16b-3”	4
2.45	“Section 16 Person”	4

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(continued)
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2.46	“Shareholder Return”	4
2.47	“Shares”	4
2.48	“Stock Appreciation Right” or “SAR”	4
2.49	“Subsidiary”	4
2.50	“Substitute Awards”	5
2.51	“Termination of Service”	5

SECTION 3 ADMINISTRATION		5

3.1	The Committee	5
3.2	Authority of the Committee	5
3.3	Delegation by the Committee	5
3.4	Non-employee Directors	5
3.5	Decisions Binding	6

SECTION 4 SHARES SUBJECT TO THE PLAN		6

4.1	Number of Shares	6
4.2	Lapsed Awards	6
4.3	Shares Available for Subsequent Issuance	6
4.4	Substitute Awards	7
4.5	Adjustments in Awards and Authorized Shares	7

SECTION 5 STOCK OPTIONS		7

5.1	Grant of Options	7
5.2	Award Agreement	7
5.3	Exercise Price	7
5.4	Expiration of Options	8
5.5	Exercisability of Options	8
5.6	Payment	8
5.7	Restrictions on Share Transferability	8
5.8	Certain Additional Provisions for Incentive Stock Options	8

SECTION 6 STOCK APPRECIATION RIGHTS		9

6.1	Grant of SARs	9
6.2	Exercise Price and Other Terms	9
6.3	SAR Agreement	9
6.4	Expiration of SARs	9
6.5	Payment of SAR Amount	9
6.6	Payment Upon Exercise of SAR	9

SECTION 7 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		10

7.1	Grant of Restricted Stock and Restricted Stock Units	10
7.2	Restricted Stock and Restricted Stock Units Agreement	10
7.3	Transferability	10
7.4	Other Restrictions	10
7.5	Removal of Restrictions	10
7.6	Voting Rights	10
7.7	Dividends and Other Distributions	10
7.8	Return of Restricted Stock to Company	11

SECTION 8 PERFORMANCE UNITS AND PERFORMANCE SHARES		11

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(continued)
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8.1	Grant of Performance Units and Shares	11
8.2	Performance Objectives and Other Terms	11
8.3	Earning of Performance Units and Performance Shares	11
8.4	Form and Timing of Payment	11
8.5	Cancellation	11

SECTION 9 NON-EMPLOYEE DIRECTORS		11

9.1	Limitation on Grants to Non-Employee Directors	11
9.2	Non-Employee Director Options	12
9.3	Terms of Options	12
9.4	Substitute Options	12
9.5	Elections by Non-employee Directors	12
9.6	Restricted Stock Units	13
9.7	Terms of Restricted Stock Units	13

SECTION 10 MISCELLANEOUS		13

10.1	No Effect on Employment or Service	13
10.2	Participation	13
10.3	Indemnification	13
10.4	Successors	13
10.5	Beneficiary Designations	14
10.6	Nontransferability of Awards	14
10.7	No Rights as Stockholder	14
10.8	Withholding Requirements	14
10.9	Withholding Arrangements	14
10.10	Deferrals	14
10.11	Dividend Equivalents	15
10.12	Prohibition on Repricings	15
10.13	Maximum Term of Options and SARs	15
10.14	Restatement of Financial Results	15
10.15	Compliance with Section 409A of the Code	15

SECTION 11 CORPORATE TRANSACTIONS		16

11.1	Effect of Corporate Transaction on Awards	16
11.2	Authority of the Committee	16

SECTION 12 AMENDMENT, TERMINATION AND DURATION		16

12.1	Amendment, Suspension or Termination	16
12.2	Duration of the Plan	16

SECTION 13 LEGAL CONSTRUCTION		16

13.1	Gender and Number	16
13.2	Severability	17
13.3	Requirements of Law	17
13.4	Governing Law	17
13.5	Captions	17

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VAREX IMAGING CORPORATION

2020 OMNIBUS STOCK PLAN, AS AMENDED AND RESTATED

SECTION 1
BACKGROUND AND PURPOSE
1.1Restatement Date. The Varex Imaging Corporation 2020 Omnibus Stock Plan was amended and restated by the Board on November 17, 2023 (the “Adoption Date”), and the Plan, as amended and restated shall become effective on February 9, 2024 (the “Restatement Date”), subject to approval by the Company’s stockholders.
1.2Purpose of the Plan. The Plan is intended to increase incentives and to encourage Share ownership on the part of (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2“Adoption Date” shall have the meaning set forth in Section 1.1.
2.3“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.4“Award” means, individually or collectively, a grant under the Plan of Non-qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
2.5“Award Agreement” means the written agreement, which may be electronic, setting forth the terms and provisions applicable to each Award granted under the Plan.
2.6“Board” means the Board of Directors of the Company.
2.7“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.8“Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.
2.9“Company” means Varex Imaging Corporation, a Delaware corporation, or any successor thereto.

2.10“Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates that is a natural person, but who is neither an Employee nor a Director.
2.11 “Director” means any individual who is a member of the Board.
2.12“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time. Notwithstanding the foregoing, to the extent “Disability” is used to establish a payment event with respect to any Award subject to Section 409A of the Code, “Disability” shall have the meaning set forth in Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.
2.13“EBIT” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest and taxes, determined in accordance with generally accepted accounting principles.
2.14“EBITDA” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles.
2.15“Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.
2.16“Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.17“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.18“Fair Market Value” means the last quoted per share selling price for Shares on an established securities market on the relevant date, or if there were no sales on such date, the last quoted per share price for Shares on the preceding date on which there were sales of Shares. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.19“Fiscal Year” means the fiscal year of the Company.
2.20“Grant Date” means, with respect to an Award, the date that the Award was granted.
2.21“Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
2.22“Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.
2.23“Net Orders” means as to any Performance Period, the Company’s or a business unit’s net orders calculated (and reviewed by the Company's external independent auditors in accordance with agreed standard procedures) for and reported in the Company's quarterly financial earnings press release filed by the Company on a Current Report on Form 8-K.
2.24“Non-employee Director” means a Director who is an employee of neither the Company nor of any Affiliate.
2.25“Non-qualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.
2.26“Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.
2.27“Option” means an Incentive Stock Option or a Non-qualified Stock Option.
2.28“Participant” means an Employee, Consultant, or Non-employee Director who has an outstanding Award.
2.29“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) EBIT, (b) EBITDA, (c) EBIT percentage, (d) EBITDA percentage, (e) EBIT percentage growth, (f) EBITDA percentage growth, (g) Earnings Per Share, (h) Net Income, (i) Operating Cash Flow, (j) Return on Assets, (k) Return on Equity, (l) Return on Sales, (m) Revenue, (n) Shareholder Return, (o) orders or Net Orders, (p) expenses, (q) cost of goods sold, (r) profit/loss or profit margin, (s) gross margin, (t) working capital, (u) operating income, (v) operating margin, (w) cash flow, (x) market share, (y) economic value add, (z) stock price of the Company’s stock, (aa) price/earning ratio, (bb) debt or debt-to-equity ratio, (cc) accounts receivable, (dd) cash, (ee) write-off, (ff) assets, (gg) liquidity, (hh) operations, (ii) intellectual property (e.g., patents), (jj) product development, (kk) regulatory activities, (ll) manufacturing, production or inventory, (mm) mergers, acquisitions or divestitures, (nn) financings, (oo) days sales outstanding, (pp) backlog, (qq) deferred revenue, (rr) employee headcount, (ss) total stockholder return, and (tt) any derivations of the foregoing or any other subjective or objective measures determined by the Committee, in its sole discretion, including other financial or strategic goals. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant, regardless of whether it results in any Performance Goal being measured on a basis other than generally acceptable accounting principles, and may provide for the adjustment of any applicable performance measure or performance results to reflect any unforeseeable, nonrecurring or infrequently occurring events, as the Committee determines to be appropriate in its sole discretion.
2.30“Performance Period” means any fiscal period, as determined by the Committee in its sole discretion.
2.31“Performance Share” means a Performance Share granted to a Participant pursuant to Section 8.
2.32“Performance Unit” means a Performance Unit granted to a Participant pursuant to Section 8.
2.33“Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

2.34“Plan” means the Varex Imaging Corporation 2020 Omnibus Stock Plan, as amended, as restated, or as amended and restated, as set forth in this instrument and as hereafter amended, from time to time.
2.35“Prior Plan” means the Varex Imaging Corporation 2017 Omnibus Stock Plan.
2.36“Restatement Date” shall have the meaning set forth in Section 1.1.
2.37“Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
2.38“Restricted Stock Units” means a Restricted Stock Unit granted to a Participant pursuant to Section 7, which may be settled to the Participant in Shares or cash as determined by the Committee in its sole discretion.
2.39“Retirement” means, in the case of an Employee or a Non-employee Director, “Retirement” as defined pursuant to the Company’s or the Board’s Retirement Policies, as they may be established from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”
2.40“Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.
2.41“Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.
2.42“Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.
2.43“Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales, determined in accordance with generally accepted accounting principles.
2.44“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.
2.45“Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.46“Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
2.47“Shares” means shares of the Company’s common stock.
2.48“Stock Appreciation Right” or “SAR” means an Award, granted alone, in connection or in tandem with a related Option, that pursuant to Section 6 is designated as a SAR.
2.49“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.50“Substitute Awards” means any Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.51“Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate or where there is a change in status from Employee to Non-employee Director or change in status from Employee to Consultant; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate or where there is a change in status from Consultant to Employee or Non-employee Director; and (c) in the case of a Non-employee Director, a cessation of the Non-employee Director’s service on the Board for any reason but excluding any such termination where there is a change in status from Non-employee Director to Employee or a change in status from Non-Employee Director to Consultant. Notwithstanding the foregoing, to the extent that “Termination of Service” is used to establish a payment event with respect to any Award subject to Section 409A of the Code, “Termination of Service” shall have the same meaning as “separation from service” as that term is defined in Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.
SECTION 3
ADMINISTRATION
3.1The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under Nasdaq Listing Rule 5605(a)(2). If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid to the extent permitted by law despite such failure to qualify.
3.2Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, including the authority to accelerate the vesting of Awards (other than the terms and conditions of Awards granted to Non-employee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures, agreements, arrangements, sub plans and terms as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.
3.3Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as comply with applicable law, may delegate all or any part of its authority and powers under the Plan to a committee of one or more directors and/or to officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Rule 16b-3.
3.4Non-employee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board’s administration of Section 9 and the Awards and any Shares granted to Non-employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.
3.5Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1Number of Shares. Subject to adjustment as provided in Section 4.5 and the share counting provisions provided in this Section 4, as of the Restatement Date, a total of 5,800,000 Shares shall be authorized for Awards granted under the Plan, which amount is equal to 3,588,982 new shares plus 2,211,018 shares that are available for issuance under the Plan as of September 29, 2023, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after September 29, 2023 and prior to the Restatement Date under the Plan and two and four one-hundredths (2.04) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after September 29, 2023 and prior to the Restatement Date under the Plan. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and four one-hundredths (2.04) Shares for every one (1) Share granted. A total of 5,800,000 Shares may be issued as Incentive Stock Options.
4.2Lapsed Awards. If (i) any Shares subject to an Award are forfeited, an Award expires, is forfeited or is settled for cash (in whole or in part), or (ii) after September 27, 2019 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires, is forfeited or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with this Section 4.2. Any Shares that again become available for Awards under the Plan pursuant to this Section 4.2 shall be added as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as two and four one-hudredths (2.04) Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
4.3Shares Available for Subsequent Issuance. For the avoidance of doubt, the following Shares shall be added back (or added, as applicable) to the Shares authorized for grant under Section 4.1: after September 29, 2023, Shares withheld by the Company to satisfy any tax withholding obligation with respect to Awards other than Options or Stock Appreciation Rights (including, after September 29, 2023, awards other than options or stock appreciation rights under the Prior Plan). Notwithstanding anything to the contrary herein, the following Shares shall not be added back (or added, as applicable) to the Shares authorized for grant under Section 4.1: (i) after September 29, 2023, Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option (including, after September 29, 2023, an option under the Prior Plan), (ii) after September 29, 2023, Shares tendered by the Participant to satisfy any tax withholding obligation with respect to Awards (including, after September 29, 2023, awards under the Prior Plan), (iii) after September 29, 2023, Shares withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights (including, after September 29, 2023, options or stock appreciation rights under the Prior Plan), (iv) after September 29, 2023, Shares subject to a Stock Appreciation Right (including, after September 29, 2023, a stock appreciation right under the Prior Plan) that in each case are not issued in connection with its stock settlement on exercise thereof, and (v) after September 29, 2023, Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (including, after September 29, 2023, options under the Prior Plan); provided that, Shares of Restricted Stock (including, after September 29, 2023, restricted stock awards under the Prior Plan) that are forfeited rather than vesting shall, in each case, be added back (or added, as applicable) to the Shares authorized for grant under Section 4.1.
4.4Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Participant contained in the Plan, nor shall Shares subject to a substitute Award be added to the Shares available for Awards under the Plan as provided in Section 4.2 above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 4.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.
4.5Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit in Sections 5.1, 6.1., 7.1, and 8.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Awards granted to Non-employee Directors, the foregoing adjustments shall be made by the Board. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
SECTION 5
STOCK OPTIONS
5.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 500,000 Shares. The Committee may grant Incentive Stock Options, Non-qualified Stock Options, or a combination thereof. Non-Qualified Stock Options may be granted under the Plan pursuant to Section 9 to Non-employee Directors by the Board, which shall determine the terms of such Options.
5.2Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.
5.3Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
(a)Non-qualified Stock Options. In the case of a Non-qualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

(b)Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
(c)Substitute Options. Notwithstanding the provisions of Sections 5.3(a) and 5.3(b), in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.
5.4Expiration of Options. The term of each Option shall be stated in the Award Agreement; provided, however, that the maximum term shall not exceed ten (10) years from the Grant Date (subject to Section 5.8(d) regarding Incentive Stock Options). The Committee, in its sole discretion, may, after an Option is granted and before such Option expires, extend the term of the Option but in no event shall the term of the Option exceed ten (10) years from the Grant Date.
5.5Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
5.6Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
Upon the exercise of any Option, the Exercise Price shall be payable to the Company by any means which the Committee, in its sole discretion, determines both to provide legal consideration for the Shares and to be consistent with the purposes of the Plan, including, but not limited to: (a) cash or its equivalent, (b) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (c) a “same day sale” pursuant to a program developed under Regulation T, or (d) having the Company withhold otherwise deliverable Shares.
As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker) Share certificates (which may be in book entry form) representing such Shares.
5.7Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
5.8Certain Additional Provisions for Incentive Stock Options.
(a)Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
(b)Termination of Service. If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise), the portion so exercised shall be deemed a Non-qualified Stock Option.
(c)Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
(d)Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
SECTION 6
STOCK APPRECIATION RIGHTS
6.1Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 500,000 Shares.
6.2Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a SAR, other than substitute awards, shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
6.3SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
6.4Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 and 10.13 also shall apply to SARs.
6.5Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the SAR is exercised.
6.6Payment Upon Exercise of SAR. At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 500,000 Shares of Restricted Stock or Restricted Stock Units.
7.2Restricted Stock and Restricted Stock Units Agreement. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3Transferability. Shares of Restricted Stock or Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
7.4Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate, in accordance with this Section 7.4.
(a)General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
(b)Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Varex Imaging Corporation 2020 Omnibus Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Varex Imaging Corporation”
7.5Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.
7.6Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
7.7Dividends and Other Distributions. Participants holding Shares of Restricted Stock shall not be entitled to receive dividends and other distributions on any Shares that are subject to restrictions. Notwithstanding the foregoing, at the Committee’s sole discretion, Participants holding Shares of Restricted Stock may be credited with dividends and other distributions while such Shares are subject to restrictions provided that such dividends and other distributions shall be paid or distributed to Participants only if, when and to the extent such restrictions on such Shares lapse. The value of dividends and other distributions payable or distributable with respect to any Shares for which such restrictions do not lapse during the applicable Period of Restriction shall be forfeited.
7.8Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES
8.1Grant of Performance Units and Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant, provided that during any Fiscal Year, no more than 500,000 Performance Shares or Performance Units may be granted to any Participant.
8.2Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, business unit, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units or Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
(a)General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals, or any other basis determined by the Committee in its discretion.
(b)Performance Objectives. The Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Shares shall be based on the achievement of Performance Goals.
8.3Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award.
8.4Form and Timing of Payment. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof.
8.5Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.
SECTION 9
NON-EMPLOYEE DIRECTORS
9.1Limitation on Grants to Non-Employee Directors. Awards granted during a single fiscal year under the Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $625,000 in total value for any Non-employee Director serving as the lead director of the Board or chair of the Board and $525,000 in total value for any other Non-employee Director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.
9.2Non-Employee Director Options. Subject to the terms and provisions of the Plan, Non-qualified Stock Options may be issued to Non-employee Directors at any time and from time to time, as determined by the Board in its sole discretion, including the number of Shares subject to each Option, and the terms and conditions of such Awards.
9.3Terms of Options.
(a)Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement, which shall be executed by the Non-employee Director and the Company.
(b)Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.
(c)Exercisability. Unless provided otherwise in an Award Agreement, each Option granted pursuant to this Section 9 shall be fully exercisable on the Grant Date.
(d)Expiration of Options. The term of each Option shall be stated in the Award Agreement; provided, however, that the maximum term shall not exceed ten (10) years from the Grant Date.
(e)Not Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.
(f)Other Terms. Unless provided otherwise in an Award Agreement, all provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Non-employee Directors; provided, however, that Section 5.2 (relating to the Committee’s discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-employee Directors.
9.4Substitute Options. Notwithstanding the provisions of Section 9.3(b), in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.
9.5Elections by Non-employee Directors. Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Non-employee Director may elect to forego receipt of all or a portion of the annual retainer, committee chair fees, meeting attendance fees and other cash compensation otherwise due to the Non-employee Director in exchange for Shares. The number of Shares received by any Non-employee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Non-employee Director, rounded up to the nearest whole number of Shares. In addition, pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Non-employee Director may elect to forego receipt of all or a portion of the annual retainer, committee chair and meeting attendance fees and other cash compensation otherwise due to the Non-employee Director in exchange for an Option to purchase Shares.

9.6Restricted Stock Units. Subject to the terms and provisions of the Plan, Awards of Restricted Stock Units may be granted to Non-employee Directors at any time and from time to time, as determined by the Board in its sole discretion, including the number of Restricted Stock Units subject to each Award and the terms and conditions of such Awards.
9.7Terms of Restricted Stock Units.
(a)Restricted Stock Unit Agreement. Restricted Stock Units granted pursuant to Section 9.6 shall be evidenced by a written Award Agreement, which shall be executed by the Non-employee Director and the Company.
(b)Vesting. Awards of Restricted Stock Units shall vest over a period provided in the Award Agreement, and may vest pro rata over such time.
(c)Payment. Except as may be provided in an Award Agreement, Restricted Stock Unit Awards will be paid in Shares. Awards of Restricted Stock Units may be paid in a lump sum or in installments following vesting or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
(d)Other Terms. Unless provided otherwise in an Award Agreement, all provisions of the Plan applicable to Restricted Stock Units not inconsistent with Section 9.6 and this Section 9.7 shall apply to Restricted Stock Units granted to Non-employee Directors.
SECTION 10
MISCELLANEOUS
10.1No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.
10.2Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
10.3Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
10.4Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
10.6Nontransferability of Awards. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Committee, or the Board in the case of Awards to Non-Employee Directors, may, in its sole discretion and to the extent permitted by applicable law, permit the transfer of an Award to an individual or entity other than the Company (each transferee thereof a “Permitted Assignee”), subject to such restrictions as the Committee, or the Board, in its sole discretion may impose; provided, however, that in no event may any Award be transferred for consideration to a third party financial institution.
10.7No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
10.8Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.
10.9Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the required tax withholding obligations in connection with an Award by any means which the Committee, in its sole discretion, determines both to satisfy the required tax withholding obligations and to be consistent with the purposes of the Plan, including, but not limited to: (a) having the Company withhold otherwise deliverable Shares, (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (c) a “same day sale” pursuant to a program developed under Regulation T provided, however, that the amount of tax withholding to be satisfied by any such method will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the Award being classified as a liability award. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
10.10Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, any deferral under this Section 10.10 shall be made in accordance with the provisions of Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.
10.11Dividend Equivalents. The recipient of an Award other than Options or SARs (including, without limitation, any deferred Award) may, at the Committee, or if applicable, the Board’s sole discretion, receive dividend equivalents. Such dividend equivalents entitle the Participant to be credited with an amount equal to all dividends and other distributions (whether in cash or other property) paid on an equivalent number of Shares while the Award is outstanding. Dividend equivalents may be converted into additional Awards (for example, additional restricted stock units). Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or a combination of both. Any dividend equivalents credited with respect to Awards shall be settled only if, when and to the extent such Awards vest and are settled. The value of amounts payable with respect to Awards that do not vest shall be forfeited. For the avoidance of doubt, dividends or dividend equivalents shall not be paid and/or accrue with respect to Options or SARs.
10.12Prohibition on Repricings. Options and SARs may not be repriced without the approval of the Company’s stockholders. For this purpose, "reprice" means that that the Company has: (a) lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs after they have been granted, (b) canceled an Option and/or a SAR when the applicable Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award and (c) taken any other action with respect to an Option and/or a SAR that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.  An adjustment pursuant to Section 4.5 shall not be treated as a repricing.
10.13Maximum Term of Options and SARs. Notwithstanding anything in Sections 5, 6 and 9 to the contrary, no Option or SAR shall have a term that exceeds ten (10) years from the Grant Date.
10.14Restatement of Financial Results. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. Such action by the Board would be in addition to any other actions the Board or the Company may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
10.15Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

SECTION 11
CORPORATE TRANSACTIONS
11.1Effect of Corporate Transaction on Awards. Except as set forth in an Award Agreement, upon the occurrence of (a) a merger, combination, consolidation, reorganization or other corporate transaction; (b) an exchange of Shares or other securities of the Company; (c) a sale of all or substantially all the business, stock or assets of the Company; (d) a dissolution of the Company; or (e) any event in which the Company does not survive (or does not survive as a public company in respect of its Shares), then any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the transaction), and any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) in connection with such transaction. Except as set forth in an Award Agreement, if the Committee does not provide for the assumption, continuation or substitution of Awards, each Award shall fully vest and terminate upon the related event, provided that holders of Options or SARs be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested Options and SARs before the termination of such Awards; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.
11.2Authority of the Committee. Notwithstanding the foregoing, except as set forth in an Award Agreement, in the event that an Award would otherwise terminate upon the effective time of any transaction described in Section 11.1, the Committee may provide for a payment in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise or vesting of the Award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise, and provided further, that at the discretion of the Committee, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder. Without limiting the generality of Section 3, any good faith determination by the Committee pursuant to its authority under this Section 11.2 shall be conclusive and binding on all persons.
SECTION 12
AMENDMENT, TERMINATION AND DURATION
12.1Amendment, Suspension or Termination. Subject to Section 10.12, the Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore issued to such Participant. Any amendment shall also, to the extent required by applicable law or regulation, be subject to stockholder approval. No Award may be granted during any period of suspension or after termination of the Plan.
12.2Duration of the Plan. Without further stockholder approval, no Incentive Stock Option may be granted under the Plan after ten (10) years from the Adoption Date.
SECTION 13
LEGAL CONSTRUCTION
13.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.4Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.
13.5Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION
IN WITNESS WHEREOF, Varex Imaging Corporation, by its duly authorized officer, has executed the Plan on the date indicated below.

VAREX IMAGING CORPORATION
Dated: February 9, 2024	By:	/s/ KIMBERLEY E. HONEYSETT
Kimberley E. Honeysett
Senior Vice President and Corporate Secretary

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